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                                                                    Exhibit 23.1













                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Insurance Auto Auctions, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Insurance Auto Auctions, Inc. of our report dated March 1, 2002, relating to the consolidated balance sheets of Insurance Auto Auctions, Inc. and subsidiaries as of December 30, 2001 and December 31, 2000 and the related consolidated statements of operations, stockholders' equity, and cash flows for the fiscal years 2001, 2000, and 1999, which report appears in the December 30, 2001 annual report on Form 10-K of Insurance Auto Auctions, Inc.




Chicago, Illinois
August 1, 2002